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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 5, 2006

                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                        Commission File Number: 001-12079

                I.R.S. Employer Identification Number: 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
          (Address of principal executive offices and telephone number)

                                 Not applicable
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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

ITEM 7.01 -- REGULATION FD DISCLOSURE

     On June 5, 2006, Calpine Corporation ("Calpine" or the "Company") and certain of its subsidiaries (collectively, the "Debtors") filed their unaudited consolidated Monthly Operating Statement for the month ended January 31, 2006 (the "Monthly Operating Statement") with the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court") in the matter of In re Calpine Corporation, et al., 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the Bankruptcy Court.

     The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. Certain of the Company's Canadian subsidiaries were granted relief by the Court of Queen's Bench of Alberta, Judicial District of Calgary (the "Canadian court") under the Companies' Creditors Arrangement Act (Canada) (the "CCAA"). As a result, certain of the Company's Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America ("GAAP"), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the United States Bankruptcy Code (the "Bankruptcy Code") and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in our 2005 Form 10-K that was filed with the United States Securities and Exchange Commission.

     These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

     Access to  documents  filed  with the  Bankruptcy  Court and other  general information about the Company's U.S. bankruptcy cases is available at www.kccllc.net/calpine. Certain information regarding the Company's Canadian cases under the CCAA, including the reports of the monitor appointed by the Canadian court, is available at the monitor's website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference.

     The Monthly Operating Statement is being furnished for informational purposes only and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

     In addition to historical information, this Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company uses words such as "believe," "intend," "expect," "anticipate," "plan," "may," "will" and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning the Company's expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the Company's U.S. and Canadian bankruptcy cases, including impact on operations; (ii) the



                                     - 2 -
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Company's  ability to  attract,  incentivize  and  motivate  key  employees  and
successfully   implement  new  strategies;   (iii)  the  Company's   ability  to
successfully reorganize and emerge from bankruptcy; (iv) the Company's ability to attract and retain customers and counterparties; (v) the Company's ability to implement its business plan; (vi) financial results that may be volatile and may not reflect historical trends; (vii) the Company's ability to manage liquidity needs and comply with financing obligations; (viii) the direct or indirect effects on the Company's business of its impaired credit including increased cash collateral requirements; (ix) the expiration or termination of the Company's PPAs and the related results on revenues; (x) potential volatility in earnings and requirements for cash collateral associated with the use of commodity contracts; (xi) price and supply of natural gas; (xii) risks
associated  with  power  project   development,   acquisition  and  construction
activities;  (xiii) unscheduled outages of operating plants;  (xiv) factors that
impact  the  output  of  the  Company's   geothermal  resources  and  generation
facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xv) quarterly and seasonal
fluctuations  of  the  Company's  results;   (xvi)  competition;   (xvii)  risks
associated with marketing and selling power from plants in the evolving energy markets; (xviii) present and possible future claims, litigation and enforcement actions; (xix) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xx) other risks identified in this report and in the Company's annual and quarterly reports on Forms 10-K and 10-Q. You should also carefully review other reports that the Company files with the SEC. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (d) Exhibits

          99.1 Calpine Corporation's Unaudited Monthly Operating Statement for the month ended January 31, 2006.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                                        By:  /s/ Charles B. Clark, Jr.
                                           -------------------------------------
                                           Charles B. Clark, Jr.
                                           Senior Vice President, Controller and
                                           Chief Accounting Officer

Date:  June 5, 2006



































































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


                                  EXHIBIT INDEX


Exhibit
 Number       Description
-------       -----------

 99.1 Calpine Corporation's Unaudited Monthly Operating Statement for the month ended January 31, 2006.













































































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

                                                                    EXHIBIT 99.1


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
                                        x
In re:                                  : Chapter 11
                                        :
CALPINE CORPORATION, et al.,            : Case No. 05-60200 BRL
                                        :
Debtors.                                : (Jointly Administered)
                                        :
                                        x


                   MONTHLY OPERATING STATEMENT FOR THE PERIOD
                   FROM JANUARY 1, 2006, TO JANUARY 31, 2006

DEBTOR'S ADDRESS:    50 West San Fernando Street, San Jose, California 95113

                     MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL.
                     AND ITS DEBTOR SUBSIDIARIES (IN THOUSANDS):        $429,192

DEBTOR'S ATTORNEY:   Kirkland & Ellis LLP
                     Richard M. Cieri (RC 6062)
                     Matthew A. Cantor (MC 7727)
                     David R. Seligman admitted pro hac vice
                     Edward O. Sassower (ES 5823)
                     Citigroup Center
                     153 East 53rd Street
                     New York, NY 10022-4611


                     MONTHLY OPERATING LOSS (IN THOUSANDS):             $370,922

REPORT PREPARER:     CALPINE CORPORATION, et al.


     The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.


                                        /s/  CHARLES B. CLARK, JR.
                                        ----------------------------
                                        Charles B. Clark, Jr.
                                        Senior Vice President, Controller and
                                        Chief Accounting Officer
DATE: June 5, 2006                      Calpine Corporation

                                   DEFINITIONS

     The following abbreviations contained herein have the meanings set forth below. Additionally, the terms, "the Company," "Calpine," "we," "us" and "our" refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as a result of the filings by the Canadian debtors under the CCAA.

     Abbreviation                               Definition
----------------------     -----------------------------------------------------

2005 Form 10-K             Calpine  Corporation's Annual Report on Form 10-K for
                           the year ended December 31, 2005, filed with the SEC on May 19, 2006

2014 Convertible Notes     Contingent Convertible Notes Due 2014

2015 Convertible Notes     7 3/4% Contingent Convertible Notes Due 2015

2023 Convertible Notes     4 3/4% Contingent Convertible Senior Notes Due 2023

AICPA                      American Institute of Certified Public Accountants

APB                        Accounting Principles Board

Bankruptcy Code            United States Bankruptcy Code

Bankruptcy Courts          The U.S. Bankruptcy Court and the Canadian Court

Calpine Debtor(s)          The U.S. Debtors and the Canadian Debtors

Canadian Court             The  Court  of  Queen's  Bench of  Alberta,  Judicial
                           District of Calgary

Canadian Debtor(s)         The    subsidiaries   and   affiliates   of   Calpine
                           Corporation   that   have   been   granted   creditor
                           protection under the CCAA in the Canadian Court

Cash Collateral Order      Second  Amended  Final  Order of the U.S.  Bankruptcy
                           Court Authorizing Use of Cash Collateral and Granting
                           Adequate Protection, dated February 24, 2006

CCAA                       Companies' Creditors Arrangement Act (Canada)

CDWR                       California Department of Water Resources

Chapter 11                 Chapter 11 of the Bankruptcy Code

DIG                        Derivatives Implementation Group

DIP                        Debtor-in-possession

DIP Facility               The  Revolving   Credit,   Term  Loan  and  Guarantee
                           Agreement,  dated as of December 22, 2005, as amended
                           on January 26,  2006,  and as amended and restated by
                           that certain Amended and Restated  Revolving  Credit,
                           Term  Loan  and  Guarantee  Agreement,  dated  as  of
                           February  23, 2006,  among  Calpine  Corporation,  as
                           borrower,  the Guarantors party thereto,  the Lenders
                           from  time  to  time  party  thereto,  Credit  Suisse
                           Securities  (USA) LLC and  Deutsche  Bank  Securities
                           Inc.,  as joint  syndication  agents,  Deutsche  Bank
                           Trust Company Americas,  as administrative  agent for
                           the First Priority Lenders,  General Electric Capital
                           Corporation,  as Sub-Agent for the Revolving Lenders,
                           Credit Suisse, as administrative agent for the Second
                           Priority Term Lenders,  Landesbank  Hessen  Thuringen
                           Girozentrale,   New  York  Branch,  General  Electric
                           Capital  Corporation  and HSH  Nordbank  AG, New York
                           Branch, as joint  documentation  agents for the first
                           priority Lenders and Bayerische  Landesbank,  General
                           Electric  Capital   Corporation  and  Union  Bank  of
                           California, N.A., as joint documentation agents for the second priority Lenders, as amended

EITF                       Emerging Issues Task Force

EPS                        Earnings per share

Exchange Act               United  States  Securities  Exchange Act of 1934,  as
                           amended

FASB                       Financial Accounting Standards Board

     Abbreviation                               Definition
----------------------     -----------------------------------------------------

FERC                       Federal Energy Regulatory Commission

First Priority Notes       9 5/8% First Priority Senior Secured Notes Due 2014

FSP                        FASB staff positions

GAAP                       Generally  accepted  accounting   principles  in  the
                           United States

GPC                        Geysers Power Company, LLC

ISO                        Independent System Operator

LSTC                       Liabilities Subject to Compromise

MW                         Megawatt(s)

NOL                        Net operating loss

Non-Debtor(s)              The    subsidiaries   and   affiliates   of   Calpine
                           Corporation that are not Calpine Debtors

Non-U.S. Debtor(s)         The  consolidated   subsidiaries  and  affiliates  of
                           Calpine Corporation that are not U.S. Debtor(s)

Petition Date              December 20, 2005

PPA(s)                     Power purchase agreement(s)

SDNY Court                 United  States   District   Court  for  the  Southern
                           District of New York

SEC                        United States Securities and Exchange Commission

Securities Act             United States Securities Act of 1933, as amended

SFAS                       Statement of Financial Accounting Standards

SFAS No. 123-R             SFAS No. 123, as revised

SFAS No. 128-R             SFAS No. 128, as revised

SOP                        Statement of Position

The Geysers                19   Geothermal   Power  Plants  at  The  Geysers  in
                           California

U.S.                       United States of America

U.S. Bankruptcy Court      United  States  Bankruptcy  Court  for  the  Southern
                           District of New York

U.S. Debtor(s)             Calpine  Corporation and each of its subsidiaries and
                           affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy
                           Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy
                           Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

                               CALPINE CORPORATION
                             (Debtor-in-Possession)
       Index to Condensed Consolidated Financial Statements and Schedules


                                                                                                                              Page
                                                                                                                              ----
Financial Statements as of and for the Month Ended January 31, 2006:
                     Condensed Consolidated Statement of Operations.........................................................   10
                     Condensed Consolidated Balance Sheet...................................................................   11
                     Notes to Condensed Consolidated Financial Statements...................................................   12
Schedules:
   Schedule I        Schedule of Condensed Consolidating Balance Sheet as of January 31, 2006...............................   20
   Schedule II       Schedule of Condensed Consolidating Statement of Operations for the Month Ended January 31, 2006.......   21
   Schedule III      Schedule of Payroll and Payroll Taxes..................................................................   22
   Schedule IV       Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld........................   23
   Schedule V        Schedule of Total Disbursements by Debtor..............................................................   24
   Schedule VI       Insurance Statement....................................................................................   28

                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE NO. 05-60200 (Jointly Administered)
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                                 (In Thousands)
          For the period from January 1, 2006 through January 31, 2006


Total revenue...................................................................................................   $        470,055
Total cost of revenue...........................................................................................            464,662
                                                                                                                   ----------------
   Gross profit ................................................................................................              5,393
Operating expenses..............................................................................................             14,262
                                                                                                                   ----------------
   Income (loss) from operations................................................................................             (8,869)
Interest expense, net...........................................................................................             81,775
Other (income) expense, net.....................................................................................             20,565
                                                                                                                   ----------------
   Income (loss) from continuing operations before reorganization items and income taxes........................           (111,209)
Reorganization items............................................................................................            260,530
Benefit for income taxes .......................................................................................                 --
                                                                                                                   ----------------
   Income (loss) from continuing operations before discontinued operations and cumulative effect of a
     change in accounting principle.............................................................................           (371,739)
Income from discontinued operations.............................................................................                 --
Cumulative effect of change in accounting principle, net of tax.................................................                817
                                                                                                                   ----------------
   Net income (loss)............................................................................................   $       (370,922)
                                                                                                                   ================

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE NO. 05-60200 (Jointly Administered)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                 (In Thousands)
                                January 31, 2006


                                     ASSETS
Assets:
   Current assets............................................  $      3,042,176
   Restricted cash, net of current portion...................           614,562
   Investments...............................................            82,031
   Property, plant and equipment, net........................        14,086,569
   Other assets..............................................         2,237,595
                                                               ----------------
      Total assets...........................................  $     20,062,933
                                                               ================

                                LIABILITIES AND
                             STOCKHOLDERS' DEFICIT
Liabilities not subject to compromise:
   Current liabilities.......................................  $      7,065,494
   Long-term debt............................................         2,418,954
   Long-term derivative liabilities..........................           855,616
   Other liabilities.........................................           652,437
Liabilities subject to compromise............................        14,646,412
Minority interest............................................           275,384
Stockholders' equity (deficit)...............................        (5,851,364)
                                                               ----------------
       Total liabilities and stockholders' equity (deficit)..  $     20,062,933
                                                               ================

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE NO. 05-60200 (Jointly Administered)
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             For the period from January 1, 2006 to January 31, 2006


1.  Petition for Relief Under Chapter 11

     On December 20, 2005 and December 21, 2005, Calpine and 254 of its wholly owned subsidiaries in the United States filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court and, in Canada, 12 of its Canadian subsidiaries were granted relief in the Canadian Court under the CCAA, which, like Chapter 11, allows for reorganization under the protection of the court system. On December 27 and 29, 2005, January 8 and 9, 2006, February 3, 2006, and May 2, 2006, 19 additional wholly owned subsidiaries of Calpine commenced Chapter 11 cases in the U.S. Bankruptcy Court. The U.S. Bankruptcy Court has treated December 20, 2005 as the filing date for Calpine and its direct and indirect wholly owned subsidiaries that filed voluntary petitions at various dates in December 2005. Certain other subsidiaries could file in the U.S. or Canada in the future. The Chapter 11 cases of the U.S. Debtors are being jointly administered for procedural purposes only by the U.S. Bankruptcy Court under the case captioned In re Calpine Corporation et al., Case No. 05-60200 (BRL).

     The Calpine Debtors are continuing to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Courts and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the CCAA and applicable court orders, as well as other applicable laws and rules. In general, as debtors-in-possession, each of the Calpine Debtors is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the applicable Bankruptcy Court.

     On December 20, 2005, the U.S. Debtors entered into the $2.0 billion DIP Facility. On December 21, 2005, the U.S. Bankruptcy Court granted interim approval of the DIP Facility, but initially limited our access under the DIP Facility to $500 million under the revolving credit facility. On January 26, 2006 the U.S. Bankruptcy Court entered a final order approving the DIP Facility and removing the limitation on our ability to borrow thereunder. The syndication of the DIP Facility was closed on February 23, 2006. Deutsche Bank Securities Inc. and Credit Suisse were co-lead arrangers for the DIP Facility, which will remain in place until the earlier of an effective plan of reorganization or December 20, 2007. In connection with and as a condition to the closing, on February 3, 2006, we acquired ownership of The Geysers, which had previously been leased pursuant to a leveraged lease. We used borrowings under the DIP Facility to pay a portion of the purchase price for The Geysers and to retire certain facility operating lease and related debt obligations. The DIP Facility is secured by first priority liens on all of the unencumbered assets of the U.S. Debtors, including The Geysers, and junior liens on all of their encumbered assets. In addition, the DIP Facility was amended on May 3, 2006, to, among other things, provide us with extensions of time (i) to provide certain financial information to the DIP Facility lenders, including financial statements for the year ended December 31, 2005, and for the quarter ended March March 31, 2006 and (ii) to cause GPC to file for protection under Chapter 11 of the Bankruptcy Code. See Note 22 o f the Notes to Consolidated Financial Statements contained in the 2005 Form 10-K for further details regarding the DIP Facility.

     In addition, the U.S. Bankruptcy Court approved cash collateral and adequate assurance stipulations in connection with the approval of the DIP Facility, which has allowed our business activities to continue to function. We have also sought and obtained U.S. Bankruptcy Court approval through our "first day" and subsequent motions to continue to pay critical vendors, meet our pre-petition and post-petition payroll obligations, maintain our cash management systems, collateralize certain of our gas supply contracts, enter into and collateralize trading contracts, pay our taxes, continue to provide employee benefits, maintain our insurance programs and implement an employee severance program. In addition, the U.S. Bankruptcy Court has approved certain trading notification and transfer procedures designed to allow us to restrict trading in our common stock (and related securities) which could negatively impact our accrued NOLs and other tax attributes, and granted us extensions of time to file and seek approval of a plan of reorganization and to assume or reject real property leases.

     The U.S. Bankruptcy Court has established August 1, 2006 as a bar date for filing proofs of claim against the U.S. Debtors' estates and the Canadian Court has established June 30, 2006, as a bar date for filing claims against the Canadian Debtors' estates. We have not fully analyzed the validity and enforceability of any submitted proofs of claim filed against the Calpine Debtors' estates to date. In addition, because the bar dates have not yet occurred, we expect that additional proofs of claim will be filed. Accordingly, it is not possible at this time to determine the extent of the claims that may be filed, whether or not such claims will be disputed, or whether or not such claims will be subject to discharge in the bankruptcy proceedings. Nor is it possible at this time to determine whether to establish any claims reserves. Once all applicable bar dates are established and all claims against the Calpine Debtors are filed, we will review all claims filed and begin the claims reconciliation process. In connection with the review and reconciliation process, we will also determine the reserves, if any, that may be established in respect of such claims.

     Under the Bankruptcy Code, we have the right to assume, assume and assign, or reject certain executory contracts and unexpired leases, subject to the approval of the U.S. Bankruptcy Court and certain other conditions. Generally, the assumption of an executory contract or unexpired lease requires a debtor to cure certain existing defaults under the contract. Rejection of an executory contract or unexpired lease is typically treated as a breach occurring as of the moment immediately preceding the Chapter 11 filing. Subject to certain exceptions, this rejection relieves the debtor from performing its future obligations under the contract but entitles the counterparty to assert a pre-petition general unsecured claim for damages. Parties to executory contracts or unexpired leases rejected by a debtor may file proofs of claim against that debtor's estate for damages. Due to ongoing evaluation of contracts for assumption or rejection and the uncertain nature of many of the potential claims for damages, we cannot project the magnitude of these potential claims at this time. See Note 5 for further discussion of significant contracts and leases to be rejected.

     At this time, it is not possible to accurately predict the effects of the reorganization process on the business of the Calpine Debtors or if and when some or all of the Calpine Debtors may emerge from bankruptcy. The prospects for future results depend on the timely and successful development, confirmation and implementation of a plan or plans of reorganization. There can be no assurance that a successful plan or plans of reorganization will be proposed by the Calpine Debtors, supported by the Calpine Debtors' creditors or confirmed by the Bankruptcy Courts, or that any such plan or plans will be consummated. The ultimate recovery, if any, that creditors and equity security holders receive will not be determined until confirmation of a plan or plans of reorganization. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy cases to the interests of each of the various creditor and equity or other security holder constituencies, and it is possible that the equity interests in or other securities issued by Calpine and the other Calpine Debtors will be restructured in a manner that will substantially reduce or eliminate any remaining value of such equity interests or other securities, or that certain creditors may ultimately receive little or no payment with respect to their claims. Whether or not a plan or plans of reorganization are approved, it is possible that the assets of any one or more of the Calpine Debtors may be liquidated.

     As a result of our bankruptcy filings and the other matters described herein, including the uncertainties related to the fact that we have not yet had time to complete and have approved a plan of reorganization, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern, including our ability to meet our ongoing operational obligations, is dependent upon, among other things: (i) our ability to maintain adequate cash on hand; (ii) our ability to generate cash from operations; (iii) the cost, duration and outcome of the restructuring process;
(iv) our ability to comply with our DIP Facility agreement and the adequate assurance provisions of the Cash Collateral Order and (v) our ability to achieve profitability following a restructuring. These challenges are in addition to those operational and competitive challenges faced by us in connection with our business. In conjunction with our advisors, we are working to design and implement strategies to ensure that we maintain adequate liquidity and will be able to continue as a going concern. However, there can be no assurance as to the success of such efforts.

     With the consent of the Office of the U.S. Trustee and the Official Committee of Unsecured Creditors, the Debtors do not intend to file a monthly operating statement for December 2005. Financial information related to December 2005 is included in our 2005 Form 10-K that was filed with the SEC on May 19, 2006.

2.  Basis of Presentation

     The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." The condensed consolidated financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the condensed consolidated balance sheets and classified as LSTC, at the estimated amount of allowable claims. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the bankruptcy cases and is not expected to be an allowable claim. Liabilities not subject to compromise are separately classified as current or noncurrent. Expenses, provisions for losses resulting from reorganization and certain other items directly related to our bankruptcy case are reported separately as reorganization expenses due to bankruptcy.

     The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2005 Form 10-K that was filed with the SEC on May 19, 2006.

     The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

     Per agreement between the Company, the Office of the U.S. Trustee and the Committee of Unsecured Creditors, the Statements of Cash Flows will be excluded from Monthly Operating Reports except on a quarterly basis.

3.  Summary of Significant Accounting Policies

     See Note 2 "Summary of Significant Accounting Policies" in the Notes to Consolidated Financial Statements included in our 2005 Form 10-K for a summary of the accounting policies that we believe are significant to us.

4.  New Accounting Pronouncements

  SFAS No. 123-R and Related FSPs

     In December 2004, FASB issued SFAS No. 123-R, which revises SFAS No. 123, and supersedes APB Opinion No. 25 and its related implementation guidance. This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions), which must be recognized over the requisite service period (usually the vesting period) during which an employee is required to provide service in exchange for the award. The statement applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments or by incurring liabilities to an employee or other supplier (a) in amounts based, at least in part, on the price of the entity's shares or other equity instruments or (b) that require or may require settlement by issuing the entity's equity shares or other equity instruments.

     The new guidance requires the accounting for any excess tax benefits to be consistent with the existing guidance under SFAS No. 123, which provides a two-transaction model summarized as follows:

     o If settlement of an award creates a tax deduction that exceeds compensation cost, the additional tax benefit would be recorded as a contribution to paid-in-capital.

     o If the compensation cost exceeds the actual tax deduction, the write-off of the unrealized excess tax benefits would first reduce any available paid-in capital arising from prior excess tax benefits, and any remaining amount would be charged against the tax provision in the income statement.

     The new guidance also amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash inflow rather than as an operating cash inflow. However, the statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123 as originally issued and EITF Issue No.
96-18,  "Accounting  for  Equity  Instruments  That Are  Issued  to  Other  Than

Employees for Acquiring, or in Conjunction with Selling, Goods or Services." Further, SFAS 123-R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans."

     The statement applies to all awards granted, modified, repurchased, or cancelled after January 1, 2006, and to the unvested portion of all awards granted prior to that date. Public entities that used the fair-value-based method for either recognition or disclosure under SFAS No. 123 may adopt SFAS 123-R using a modified version of prospective application pursuant to which compensation cost for the portion of awards for which the employee's requisite service has not been rendered, which awards are outstanding as of January 1, 2006, must be recognized as the requisite service is rendered on or after that date. The compensation cost for that portion of those awards shall be based on the original grant-date fair value of those awards as calculated for recognition under SFAS No. 123. The compensation cost for those earlier awards shall be attributed to periods beginning on or after January 1, 2006 using the attribution method that was used under SFAS No. 123. Furthermore, the method of recognizing forfeitures must now be based on an estimated forfeiture rate and can no longer be based on forfeitures as they occur.

     The effect of adopting SFAS No. 123-R has been reflected in our condensed consolidated results of operations and financial position at January 31, 2006.

  SFAS No. 128-R

     FASB is expected to revise SFAS No. 128, "Earnings Per Share" to make it consistent with International Accounting Standard No. 33, "Earnings Per Share," so that EPS computations will be comparable on a global basis. This proposed exposure draft, as currently written, would be effective for interim and annual periods ending after June 15, 2006 and will require restatement of prior periods diluted EPS, except that retrospective application would be prohibited for contracts that were either settled in cash prior to adoption or modified prior to adoption to require cash settlement. The proposed changes will affect the application of the treasury stock method and contingently issuable (based on conditions other than market price) share guidance for computing year-to-date diluted EPS. In addition to modifying the year-to-date calculation mechanics, the proposed revision to SFAS No. 128 would eliminate a company's ability to overcome the presumption of share settlement for those instruments or contracts that can be settled, at the issuer or holder's option, in cash or shares. Under the revised guidance, FASB has indicated that any possibility of share settlement other than in an event of bankruptcy will require a presumption of share settlement when calculating diluted EPS. The 2023 Convertible Notes and 2014 Convertible Notes contain provisions that would require share settlement in the event of conversion under certain events of default, including but not limited to a bankruptcy-related event of default. Additionally, the 2023 Convertible Notes include a provision allowing us to meet a put with either cash or shares of stock. The 2015 Convertible Notes allow for share settlement of the principal only in the case of certain bankruptcy-related events of default. Therefore, a presumption of share settlement is required for the 2014
Convertible Notes and the 2023 Convertible Notes, but is not required for the 2015 Convertible Notes. Depending on the degree to which the respective series of Convertible Notes are ultimately compromised as a result of our bankruptcy filing, the revised guidance could result in a significant increase in the potential dilution to our EPS, particularly when the price of our common stock is low, since SFAS No. 128-R requires that the more dilutive of calculations be used considering both:

     o normal conversion assuming a combination of cash and variable number of shares; and

     o conversion during events of default other than bankruptcy assuming 100% shares at the fixed conversion rate, or, in the case of 2023 Convertible Notes, meeting a put entirely with shares of stock.

  SFAS No. 151

     In November 2004, FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." SFAS No. 151 requires those items to be recognized as a current-period charge regardless of whether they meet the criterion of "so abnormal." In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS No. 151 are applicable to inventory costs incurred during fiscal years beginning after June 15, 2005. Adoption of this statement did not materially impact our consolidated results of operations or financial position.

 SFAS No. 154

     In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement replaces APB Opinion No. 20, "Accounting Changes," and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income for the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS No. 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.

     SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. Adoption of this statement did not materially impact our consolidated results of operations or financial position.

  SFAS No. 155

     In February 2006 FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments -- an amendment of FASB Statements No. 133 and 140," to resolve issues addressed in DIG Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS No. 155 permits fair value remeasurement for hybrid financial instruments containing embedded derivatives, clarifies that certain types of financial instruments are not subject to the requirements of SFAS No. 133, requires an evaluation of interests in securitized financial assets to determine whether an embedded derivative requires bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. We do not expect the adoption of this statement to have a material impact on our results of operations, cash flows or financial position.

  SFAS No. 156

     In March 2006 FASB issued FASB Statement No. 156, "Accounting for Servicing of Financial Assets -- An Amendment of FASB Statement No. 140." The new statement addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. The statement also (i) clarifies when an obligation to service financial assets should be separately recognized as a servicing asset or a servicing liability, (ii) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable, (iii) permits an entity with a separately recognized servicing asset or servicing liability to choose either the amortization or fair value method for subsequent measurement and (iv) permits a servicer that uses derivative financial instruments to offset risks on servicing to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. SFAS is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity's fiscal year that begins after September 15, 2006, with early adoption permitted. We do not expect the adoption of this statement to have a material impact on our results of operations, cash flows or financial position.

5.  Rejected Contracts

     We continue to evaluate our executory contracts and real property leases in order to determine which contracts will be assumed, assumed and assigned, or rejected. Once the evaluation is complete with respect to each particular contract or lease, the applicable Calpine Debtors file the appropriate motion with the Bankruptcy Court seeking approval to assume, assume and assign, or reject the contract or lease. Pursuant to applicable orders of the U.S. Bankruptcy Court, if a Calpine Debtor seeks to reject a contract or lease, the contract or lease counterparties then have an opportunity to file objections. If an objection has been filed, the U.S. Bankruptcy Court will conduct a hearing to determine any matters raised by the objection. As of the date of this filing, the Calpine Debtors have identified the following significant contracts and leases to be rejected:

     o On December 21, 2005, we filed a motion with the U.S. Bankruptcy Court to reject eight PPAs and to enjoin FERC from asserting jurisdiction over the rejections. The U.S. Bankruptcy Court issued a temporary restraining order against FERC and set the matter for a hearing on January 5, 2006. Under most of the PPAs sought to be rejected, we are obligated to sell power at prices that are significantly lower than currently-prevailing market prices. At the time of filing the motion, we forecasted that it would cost us in excess of $1.2 billion if we were required to continue to perform under these PPAs rather than to sell the contracted energy at current market prices. On December 29, 2005, certain counterparties to the various PPAs filed an action in the SDNY Court arguing that the U.S. Bankruptcy Court did not have jurisdiction over the dispute. On January 5, 2006, the SDNY Court entered an order that had the effect of transferring our motion seeking to reject the eight PPAs and our related request for an injunction against FERC to the SDNY Court from the U.S. Bankruptcy Court. Earlier, however, on December 19, 2005, CDWR, a counterparty to one of the eight PPAs, had filed a complaint with FERC seeking to obtain injunctive relief to prevent us from rejecting our PPA with CDWR and contending that FERC had exclusive jurisdiction over the matter. On January 3, 2006, FERC determined that it did not have exclusive jurisdiction, and that the matter could be heard by the U.S. Bankruptcy Court. However, despite the FERC ruling, on January 27, 2006, the SDNY Court determined that FERC had jurisdiction over whether the contracts could be rejected. We appealed the SDNY Court's decision to the United States Court of Appeals for the Second Circuit. The appeal was heard on April 10, 2006 and we have not yet received a decision. We can not determine at this time whether the SDNY Court, the U.S. Bankruptcy Court or FERC will ultimately determine whether we may reject any or all of the eight PPAs, or when such determination will be made. In the meantime, three of the PPAs have been terminated by the applicable counterparties, and two of the PPAs are the subject of negotiated settlements. We continue to perform under the three PPAs that remain in effect.

     o On February 6, 2006, we filed a notice of rejection of our leasehold interests in the Rumford power plant and the Tiverton power plant with the U.S. Bankruptcy Court, and noticed the proposed surrender of the two plants to their owner-lessor. The owner-lessor has declined to take possession and control of the plants, which are not currently being dispatched but are being maintained in operating condition. Both the indenture trustee related to the leaseholds and the owner-lessor filed objections to the rejection. Additionally, the indenture trustee and ISO New England, Inc. filed motions to withdraw the reference of the rejection notice to the SDNY Court, arguing that the U.S.
          Bankruptcy Court does not have jurisdiction over the lease rejection dispute. We have been involved in extensive negotiations with the indenture trustee with respect to the surrender of possession and control of the two power plants and the sale of certain ancillary assets related to the power plants in consideration for the satisfaction and discharge of the indenture trustee's administrative claims against us in the Chapter 11 cases. On May 18, 2006, we filed a motion with the U.S. Bankruptcy Court seeking approval of the terms and conditions of a Transition Agreement to be entered into between us, the indenture trustee and a receiver for certain assets of the owner-lessor to be appointed on a motion filed with the SDNY Court by the indenture trustee. The hearing with respect to the appointment of the receiver was heard before the SDNY Court on June 5, 2006. However, the SDNY Court has not ruled upon such appointment. The hearing before the U.S. Bankruptcy Court with respect to the motion for approval of the Transition Agreement, and any objections thereto, and with respect to the Rejection Notice is currently scheduled for June 8, 2006. The date of such hearing is subject to change. In addition, we have been involved in negotiations with ISO New England, Inc. with respect to its objections to the rejection notice and on May 30, 2006, we filed a motion with the U.S. Bankruptcy Court seeking approval of the terms of a stipulation and settlement agreement by and among us, ISO New England, Inc., the receiver and the indenture trustee. The stipulation and settlement agreement provides for a standstill with respect to ISO New England, Inc.'s pending motion to withdraw the reference. The motion to approve the stipulation and settlement agreement is also scheduled to be considered by the U.S. Bankruptcy Court at the June 8, 2006, hearing. The Rumford and Tiverton power plants represent a combined 530 MW of installed capacity with the output sold into the New England wholesale market.

     o In February 2006, we filed notices of rejection with the U.S. Bankruptcy Court relating to our office leases in Portland, Oregon and in Deer Park, Texas. In March 2006, we filed notices of rejection relating to our office leases in Denver and Fort Collins, Colorado and in Tampa, Florida. In April 2006, we filed a notice of rejection relating to our office lease in Atlanta, Georgia. In May 2006, we filed a notice of rejection relating to our office lease in Dublin, California. The rejection of each of the foregoing leases has been approved by the U.S. Bankruptcy Court. We anticipate that it is more likely than not that we will file further notices of rejection with respect to additional office leases; in particular, we announced in April 2006 that we intend to close our Boston, Massachusetts office.

6.  Liabilities Subject to Compromise

     Liabilities Subject to Compromise -- Liabilities subject to compromise include unsecured and undersecured liabilities, including secured liabilities as to which there is uncertainty as to whether the value of the collateral securing such liabilities is less than, equals or exceeds such obligations, incurred prior to the Petition Date and exclude liabilities that are fully secured or liabilities of our subsidiaries or affiliates that have not made bankruptcy filings and other approved payments such as taxes and payroll. In accordance with SOP 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," we ceased to accrue and recognize interest expense on liabilities subject to compromise, except that paid pursuant to the Cash Collateral Order. We are making periodic cash payments to second lien lenders through June 30, 2006, in accordance with the Cash Collateral Order. In addition, deferred financing costs and debt discounts related to LSTC were adjusted to reflect the related debt at its expected probable allowed claim amount, which resulted in the write-off of approximately $148.1 million to reorganization items. The amounts of various categories of liabilities of which we are aware that are subject to compromise are set forth below. These amounts represent our best estimates of known or potential pre-petition liabilities that are probable of resulting in an allowed claim against us in connection with the bankruptcy filings and are recorded at the estimated amount of the allowed claim which may differ from the amount for which the liability will be settled. Such claims remain subject to future adjustments. Adjustments may result from negotiations, actions of the Bankruptcy Courts, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events. We expect that the liabilities of the Calpine Debtors could exceed the fair value of their assets, which could result in claims being paid at less than 100% of their face value, and the equity of Calpine's stockholders could be diluted or eliminated entirely. In addition, the claims bar dates -- the dates by which claims against the Calpine Debtors must be filed with the applicable Bankruptcy Court -- have been set for August 1, 2006 by the U.S. Bankruptcy Court with respect to claims against the U.S. Debtors and June 30, 2006 by the Canadian Court with respect to claims against the Canadian Debtors. Accordingly, not all potential claims would have been filed as of January 31, 2006, and we expect that additional claims will be filed against us prior to the claims bar dates; however, the amount of such claims cannot be estimated at this time. Any claims filed may result in additional liabilities, some or all of which may be subject to compromise, and the amounts of which may be material to us.

     The amounts of LSTC at January 31, 2006 consisted of the following (in millions):

Accounts payable and accrued liabilities.....................    $         478.2
Derivative liabilities.......................................              143.3
Project financing............................................              166.5
Convertible notes............................................            1,823.5
Second priority senior secured notes.........................            3,671.9
Unsecured senior notes.......................................            1,880.0
Notes payable and other liabilities -- related party..........           1,118.1
Provision for allowable claims...............................            5,364.9
                                                                 ---------------
   Total liabilities subject to compromise...................    $      14,646.4
                                                                 ===============

     As a result of our bankruptcy filings, the fair value cannot be reasonably determined for the outstanding debt that is included in Liabilities Subject to Compromise on the Condensed Consolidated Balance Sheet.

7.  DIP Facility

     On December 20, 2005, Calpine Corporation, as borrower, entered into the DIP Facility with Deutsche Bank Securities, Inc. and Credit Suisse, as joint syndication agents, Deutsche Bank Trust Company Americas as administrative agent for the first priority lenders and Credit Suisse as administrative agent for the second priority lenders. The DIP Facility is guaranteed by each of the other U.S. Debtors. On January 26, 2006, the U.S. Bankruptcy Court granted final approval of the DIP Facility, and on February 23, 2006, the DIP Facility was amended and restated and the term loans were funded. On May 3, 2006, the DIP Facility was further amended.

     Pursuant to the DIP Facility, and applicable orders of the U.S. Bankruptcy Court, the lenders have made available to Calpine up to $2 billion comprising a $1 billion revolving loan and letter of credit facility, a $400 million first priority term loan facility and a $600 million second priority term loan facility. The proceeds of borrowings and letters of credit issued under the DIP Facility will be used, among other things, for working capital and other general corporate purposes. A portion of the DIP Facility was used to purchase The Geysers, including the redemption of the lessor's notes. In addition, a portion of restricted cash and borrowings under the DIP Facility were used to repay the remaining balance of the First Priority Notes in May 2006 and June 2006. As of December 31, 2005, we had outstanding borrowings of $25 million under the DIP Facility. During the month of January 2006, we repaid the $25 million previously outstanding plus the related interest and there were no additional borrowings under the DIP Facility. Accordingly, at January 31, 2006 there were no amounts outstanding under the DIP Facility. At May 31, 2006, there was $999 million outstanding under the DIP Facility term loans and nothing outstanding under the DIP Facility revolver; however, $3 million of letters of credit have been issued against the revolver.

     See Note 22 of the Notes to Consolidated Financial Statements included in the 2005 Form 10-K for further discussion of the DIP Facility.

8.  Reorganization Items

     Reorganization items represent the direct and incremental costs of the bankruptcy cases, such as professional fees, pre-petition liability claim adjustments and losses that are probable and can be estimated related to terminated contracts. SOP 90-7 requires reorganization items to be separately disclosed. The U.S. Debtors' reorganization items consist of the following (in millions):

                                                                                                Month Ended       December 20, 2005
                                                                                             January 31, 2006    to January 31, 2006
                                                                                             ----------------    -------------------
Provision for allowable claims.............................................................     $     232.5          $   4,024.0
Impairment of investment in Canadian subsidiaries..........................................            (0.2)               878.9
Write-off of unamortized deferred financing costs and debt discounts.......................              --                148.1
Loss on terminated contracts, net..........................................................              --                139.4
Professional fees..........................................................................            28.2                 64.6
Other reorganization items.................................................................              --                 32.0
                                                                                                -----------          -----------
   Total reorganization items..............................................................     $     260.5          $   5,287.0
                                                                                                ===========          ===========

     On January 16, 2006, Calpine Energy Services Canada Partnership ("CES-Canada"), a Canadian debtor, repudiated its tolling agreement with Calgary Energy Centre Limited Partnership (Calgary Energy Centre"). Calpine Corporation had guaranteed CES-Canada's performance under the tolling agreement. We determined that the $232.5 million reorganization expense related to this repudiation was properly a Q1 2006 charge under SOP 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." This charge represents the out-of-the money value of the contract to CES-Canada and the expected allowable claim from Calgary Energy Centre to Calpine Corporation under the guarantee.

     See Note 4 of the Notes to Consolidated Financial Statements included in the 2005 Form 10-K for a discussion of the Reorganization items.

                                   Schedule I
                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE No. 05-60200 (Jointly Administered)
                      CONDENSED CONSOLIDATING BALANCE SHEET
                                   (Unaudited)
                                 (In Thousands)
                                January 31, 2006

                                                              U.S. Debtors    Non-U.S. Debtors     Eliminations      Consolidated
                                                             --------------   ----------------   ----------------   ---------------
                                     ASSETS
Assets:
   Current assets..........................................  $   41,604,513    $    4,051,158    $    (42,613,495)  $     3,042,176
   Restricted cash, net of current portion.................         459,067           155,495                  --           614,562
   Investments.............................................      11,501,242         9,952,231         (21,371,442)           82,031
   Property, plant and equipment, net......................       7,918,348         6,169,105                (884)       14,086,569
   Other assets............................................       6,254,606           949,920          (4,966,931)        2,237,595
                                                             --------------    --------------    ----------------   ---------------
     Total assets..........................................  $   67,737,776    $   21,277,909    $    (68,952,752)  $    20,062,933
                                                             ==============    ==============    ================   ===============

                                LIABILITIES AND
                             STOCKHOLDERS' DEFICIT
Liabilities not subject to compromise:
   Current liabilities.....................................  $    5,825,823    $    4,345,822    $     (3,106,151)  $     7,065,494
   Long-term debt..........................................       4,209,979         4,116,007          (5,907,032)        2,418,954
   Long-term derivative liabilities........................         680,141           175,475                  --           855,616
   Other liabilities.......................................         409,739           256,528             (13,830)          652,437
Liabilities subject to compromise..........................      53,421,408               787         (38,775,783)       14,646,412
Minority interest..........................................         275,384                --                  --           275,384
Stockholders' equity (deficit).............................       2,915,302        12,383,290         (21,149,956)       (5,851,364)
                                                             --------------    --------------    ----------------   ---------------
     Total liabilities and stockholders' equity (deficit)..  $   67,737,776    $   21,277,909    $    (68,952,752)  $    20,062,933
                                                             ==============    ==============    ================   ===============

     Calpine Corporation's consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the "Eliminations" heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

                                   Schedule II
                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE No. 05-60200 (Jointly Administered)
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                   (Unaudited)
                                 (In Thousands)
             For the Period from January 1, 2006 to January 31, 2006

                                                              U.S. Debtors     Non-U.S. Debtors    Eliminations      Consolidated
                                                             --------------    ----------------  ----------------   ---------------
Total revenue..............................................  $      872,423    $      210,074    $       (612,442)  $       470,055
Total cost of revenue......................................         916,761           160,348            (612,447)          464,662
                                                             --------------    --------------    ----------------   ---------------
   Gross profit (loss).....................................         (44,338)           49,726                   5             5,393
Operating expenses.........................................         284,989            (1,431)           (269,296)           14,262
                                                             --------------    --------------    ----------------   ---------------
   Income (loss) from operations...........................        (329,327)           51,157             269,301            (8,869)
Interest expense, net......................................          52,666            29,109                  --            81,775
Other (income) expense, net................................          19,430             1,128                   7            20,565
                                                             --------------    --------------    ----------------   ---------------
   Income (loss) from continuing operations before
     reorganization items and income taxes.................        (401,423)           20,920             269,294          (111,209)
Reorganization items.......................................         260,530                --                  --           260,530
Benefit for income taxes ..................................              --                --                  --                --
                                                             --------------    --------------    ----------------   ---------------
   Income (loss) from continuing operations before
     discontinued operations and cumulative effect of
     change in accounting principle........................        (661,953)           20,920             269,294          (371,739)
Income from discontinued operations........................              --                --                  --                --
Cumulative effect of change in accounting principle,
  net of tax...............................................             817                --                  --               817
                                                             --------------    --------------    ----------------   ---------------
   Net income (loss).......................................  $     (661,136)   $       20,920    $        269,294   $      (370,922)
                                                             ==============    ==============    ================   ===============

     Calpine Corporation's consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the "Eliminations" heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

                                  Schedule III
                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE No. 05-60200 (Jointly Administered)
                      SCHEDULE OF PAYROLL AND PAYROLL TAXES
                                 (In Thousands)
             For the Period from January 1, 2006 to January 31, 2006


                                  Employee Payroll              Employer Payroll
   Gross Wages Paid**              Taxes Withheld*              Taxes Remitted*
   ----------------               ----------------              ----------------
       $  19,457                      $  4,836                      $  2,129

     * Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

     ** Gross Wages were paid by the Company on January 6, 2006, January 13, 2006, January 20,2006, and January 27, 2006.

                                   Schedule IV
                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE No. 05-60200 (Jointly Administered)
                   SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES
                      COLLECTED, RECEIVED, DUE OR WITHHELD
                                 (In Thousands)
             For the Period from January 1, 2006 to January 31, 2006


                                                    Amount            Amount
                                               Withheld/Accrued        Paid
                                               ----------------    ------------
Federal and state income taxes..............      $       --        $       --
                                                  ----------         ---------
State and local taxes:
   Property.................................      $    6,213            21,252
   Sales and use............................           1,415             9,203
   Franchise................................              --                --
   Other....................................              54                54
                                                  ----------         ---------
      Total state and local.................      $    7,682         $  30,509
                                                  ----------         ---------
        Total taxes.........................      $    7,682         $  30,509
                                                  ==========         =========

                                   Schedule V
                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE No. 05-60200 (Jointly Administered)
                          TOTAL DISBURSEMENTS BY DEBTOR
                      For the Month Ended January 31, 2006
                                  (In Dollars)

                            Legal Entity                                  Case Number         Disbursements
------------------------------------------------------------------       ------------         -------------
Amelia Energy Center, LP                                                 05-60223-BRL         $          --
Anacapa Land Company, LLC                                                05-60226-BRL                    --
Anderson Springs Energy Company                                          05-60232-BRL                    --
Androscoggin Energy, Inc.                                                05-60239-BRL                    --
Auburndale Peaker Energy Center, LLC                                     05-60244-BRL                 1,111
Augusta Development Company, LLC                                         05-60248-BRL                    --
Aviation Funding Corp.                                                   05-60252-BRL                    --
Baytown Energy Center, LP                                                05-60255-BRL             3,840,003
Baytown Power GP, LLC                                                    05-60256-BRL                    --
Baytown Power, LP                                                        05-60258-BRL                    --
Bellingham Cogen, Inc.                                                   05-60224-BRL                    --
Bethpage Energy Center 3, LLC                                            05-60225-BRL                48,347
Bethpage Fuel Management Inc.                                            05-60228-BRL                    --
Blue Heron Energy Center, LLC                                            05-60235-BRL                    --
Blue Spruce Holdings, LLC                                                05-60238-BRL                    --
Broad River Energy LLC                                                   05-60242-BRL                 2,222
Broad River Holdings, LLC                                                05-60245-BRL                    --
CalGen Equipment Finance Company, LLC                                    05-60249-BRL                    --
CalGen Equipment Finance Holdings, LLC                                   05-60251-BRL                    --
CalGen Expansion Company, LLC                                            05-60253-BRL                    --
CalGen Finance Corp.                                                     05-60229-BRL                    --
CalGen Project Equipment Finance Company One, LLC                        05-60236-BRL                    --
CalGen Project Equipment Finance Company Three, LLC                      05-60259-BRL                    --
CalGen Project Equipment Finance Company Two, LLC                        05-60262-BRL                    --
Calpine Acadia Holdings, LLC                                             05-60265-BRL                    --
Calpine Administrative Services Company, Inc.                            05-60201-BRL             3,253,598
Calpine Agnews, Inc.                                                     05-60268-BRL                    --
Calpine Amelia Energy Center GP, LLC                                     05-60270-BRL                    --
Calpine Amelia Energy Center LP, LLC                                     05-60272-BRL                    --
Calpine Auburndale Holdings, LLC                                         05-60452-BRL                    --
Calpine Baytown Energy Center GP, LLC                                    05-60453-BRL                    --
Calpine Baytown Energy Center LP, LLC                                    05-60320-BRL                    --
Calpine Bethpage 3 Pipeline Construction Company, Inc.                   05-60330-BRL                    --
Calpine Bethpage 3, LLC                                                  05-60342-BRL                    --
Calpine c*Power, Inc.                                                    05-60250-BRL                    --
Calpine CalGen Holdings, Inc.                                            05-60352-BRL                    --
Calpine California Development Company, LLC                              05-60355-BRL                    --
Calpine California Energy Finance, LLC                                   05-60360-BRL                    --
Calpine California Equipment Finance Company, LLC                        05-60464-BRL                    --
Calpine Calistoga Holdings, LLC                                          05-60377-BRL                    --
Calpine Capital Trust                                                    05-60325-BRL                    --
Calpine Capital Trust II                                                 05-60379-BRL                    --
Calpine Capital Trust III                                                05-60384-BRL                    --
Calpine Capital Trust IV                                                 05-60391-BRL                    --
Calpine Capital Trust V                                                  05-60221-BRL                    --
Calpine Central Texas GP, Inc.                                           05-60329-BRL                    --
Calpine Central, Inc.                                                    05-60333-BRL                   141
Calpine Central, L.P.                                                    05-60351-BRL               871,715
Calpine Central-Texas, Inc.                                              05-60338-BRL                    --
Calpine Channel Energy Center GP, LLC                                    05-60340-BRL                    --
Calpine Channel Energy Center LP, LLC                                    05-60343-BRL                    --
Calpine Clear Lake Energy GP, LLC                                        05-60345-BRL                    --
Calpine Clear Lake Energy, LP                                            05-60349-BRL                    --
Calpine Cogeneration Corporation                                         05-60233-BRL                    --
Calpine Construction Management Company, Inc.                            05-60260-BRL             1,562,313
Calpine Corporation                                                      05-60200-BRL            66,600,646
Calpine Corpus Christi Energy GP, LLC                                    05-60247-BRL                    --
Calpine Corpus Christi Energy, LP                                        05-60261-BRL                    --
Calpine Decatur Pipeline, Inc.                                           05-60263-BRL                    --
Calpine Decatur Pipeline, L.P.                                           05-60254-BRL                    --
Calpine Dighton, Inc.                                                    05-60264-BRL                    --
Calpine East Fuels, Inc.                                                 05-60257-BRL                    --
Calpine Eastern Corporation                                              05-60266-BRL               221,314
Calpine Energy Holdings, Inc.                                            05-60207-BRL                    --
Calpine Energy Services Holdings, Inc.                                   05-60208-BRL                    --
Calpine Energy Services, L.P.                                            05-60222-BRL           297,082,647
Calpine Finance Company                                                  05-60204-BRL                    --
Calpine Freestone Energy GP, LLC                                         05-60227-BRL                    --
Calpine Freestone Energy, LP                                             05-60230-BRL                    --
Calpine Freestone, LLC                                                   05-60231-BRL                    --
Calpine Fuels Corporation                                                05-60203-BRL                    --

                              - TABLE CONTINUES -

                            Legal Entity                                  Case Number         Disbursements
------------------------------------------------------------------       ------------         -------------
Calpine Gas Holdings LLC                                                 05-60234-BRL                    --
Calpine Generating Company, LLC                                          05-60237-BRL                    --
Calpine Gilroy 1, Inc.                                                   05-60240-BRL                    --
Calpine Gilroy 2, Inc.                                                   05-60241-BRL                    --
Calpine Gilroy Cogen, L.P.                                               05-60243-BRL                 2,978
Calpine Global Services Company, Inc.                                    05-60246-BRL               362,563
Calpine Gordonsville GP Holdings, LLC                                    05-60281-BRL                    --
Calpine Gordonsville LP Holdings, LLC                                    05-60282-BRL                    --
Calpine Gordonsville, LLC                                                05-60283-BRL                    --
Calpine Greenleaf Holdings, Inc.                                         05-60284-BRL                    --
Calpine Greenleaf, Inc.                                                  05-60285-BRL                 2,270
Calpine Hidalgo Design, L.P.                                             06-10039-BRL                    --
Calpine Hidalgo Energy Center, L.P.                                      06-10029-BRL             1,133,248
Calpine Hidalgo Holdings, Inc.                                           06-10027-BRL                    --
Calpine Hidalgo Power GP, LLC                                            06-10030-BRL                    --
Calpine Hidalgo Power, LP                                                06-10028-BRL                    --
Calpine Hidalgo, Inc.                                                    06-10026-BRL                    --
Calpine International Holdings, Inc.                                     05-60205-BRL                    --
Calpine International, LLC                                               05-60288-BRL                24,878
Calpine Investment Holdings, LLC                                         05-60289-BRL                    --
Calpine Kennedy Airport, Inc.                                            05-60294-BRL                    --
Calpine Kennedy Operators Inc.                                           05-60199-BRL                    --
Calpine KIA, Inc.                                                        05-60465-BRL                    --
Calpine Leasing Inc.                                                     05-60297-BRL                    --
Calpine Long Island, Inc.                                                05-60298-BRL                    --
Calpine Lost Pines Operations, Inc.                                      05-60314-BRL                    --
Calpine Louisiana Pipeline Company                                       05-60328-BRL                    --
Calpine Magic Valley Pipeline, Inc.                                      05-60331-BRL                    --
Calpine Monterey Cogeneration, Inc.                                      05-60341-BRL                    --
Calpine MVP, Inc.                                                        05-60348-BRL                    --
Calpine NCTP GP, LLC                                                     05-60359-BRL                    --
Calpine NCTP, LP                                                         05-60406-BRL                    --
Calpine Northbrook Corporation of Maine, Inc.                            05-60409-BRL                    --
Calpine Northbrook Energy Holdings, LLC                                  05-60418-BRL                    --
Calpine Northbrook Energy, LLC                                           05-60431-BRL                    --
Calpine Northbrook Holdings Corporation                                  05-60286-BRL                    --
Calpine Northbrook Investors, LLC                                        05-60291-BRL                    --
Calpine Northbrook Project Holdings, LLC                                 05-60295-BRL                    --
Calpine Northbrook Services, LLC                                         05-60299-BRL                    --
Calpine Northbrook Southcoast Investors, LLC                             05-60304-BRL                    --
Calpine NTC, LP                                                          05-60308-BRL                    --
Calpine Oneta Power I, LLC                                               05-60311-BRL                    --
Calpine Oneta Power II, LLC                                              05-60315-BRL                    --
Calpine Oneta Power, L.P.                                                05-60318-BRL                 6,145
Calpine Operating Services Company, Inc.                                 05-60322-BRL            15,094,408
Calpine Operations Management Company, Inc.                              05-60206-BRL                 1,000
Calpine Pastoria Holdings, LLC                                           05-60302-BRL                    --
Calpine Philadelphia, Inc.                                               05-60305-BRL                31,388
Calpine Pittsburg, LLC                                                   05-60307-BRL             2,008,559
Calpine Power Company                                                    05-60202-BRL                    --
Calpine Power Equipment LP                                               05-60310-BRL                    --
Calpine Power Management, Inc.                                           05-60319-BRL                    --
Calpine Power Management, LP                                             05-60466-BRL                    --
Calpine Power Services, Inc.                                             05-60323-BRL               204,932
Calpine Power, Inc.                                                      05-60316-BRL                    --
Calpine PowerAmerica, Inc.                                               05-60211-BRL                    --
Calpine PowerAmerica, LP                                                 05-60212-BRL               730,335
Calpine PowerAmerica-CA, LLC                                             05-60213-BRL               105,768
Calpine PowerAmerica-CT, LLC                                             05-60214-BRL                    --
Calpine PowerAmerica-MA, LLC                                             05-60215-BRL                    --
Calpine PowerAmerica-ME, LLC                                             05-60216-BRL                    --
Calpine PowerAmerica-NH, LLC                                             06-10032-BRL                    --
Calpine PowerAmerica-NY, LLC                                             06-10031-BRL                    --
Calpine PowerAmerica-OR, LLC                                             06-10034-BRL                    --
Calpine Producer Services, L.P.                                          05-60217-BRL             6,258,378
Calpine Project Holdings, Inc.                                           05-60324-BRL                    --
Calpine Pryor, Inc.                                                      05-60326-BRL                    --
Calpine Rumford I, Inc.                                                  05-60327-BRL                    --
Calpine Rumford, Inc.                                                    05-60414-BRL                    --
Calpine Schuylkill, Inc.                                                 05-60416-BRL                    --
Calpine Siskiyou Geothermal Partners, L.P.                               05-60420-BRL                 3,200
Calpine Sonoran Pipeline LLC                                             05-60423-BRL                    --
Calpine Stony Brook Operators, Inc.                                      05-60424-BRL                    --
Calpine Stony Brook Power Marketing, LLC                                 05-60425-BRL                    --
Calpine Stony Brook, Inc.                                                05-60426-BRL                    --
Calpine Sumas, Inc.                                                      05-60427-BRL                    --
Calpine TCCL Holdings, Inc.                                              05-60429-BRL                    --
Calpine Texas Pipeline GP, Inc.                                          05-60433-BRL                    --
Calpine Texas Pipeline LP, Inc.                                          05-60439-BRL                    --
Calpine Texas Pipeline, L.P.                                             05-60447-BRL                   375

                              - TABLE CONTINUES -

                            Legal Entity                                  Case Number         Disbursements
------------------------------------------------------------------       ------------         -------------
Calpine Tiverton I, Inc.                                                 05-60450-BRL                    --
Calpine Tiverton, Inc.                                                   05-60451-BRL                    --
Calpine ULC I Holding, LLC                                               05-60454-BRL                    --
Calpine University Power, Inc.                                           05-60455-BRL                    --
Calpine Unrestricted Funding, LLC                                        05-60456-BRL                    --
Calpine Unrestricted Holdings, LLC                                       05-60458-BRL                    --
Calpine Vapor, Inc.                                                      05-60459-BRL                    --
Carville Energy LLC                                                      05-60460-BRL                 2,509
CCFC Development Company, LLC                                            05-60267-BRL                    --
CCFC Equipment Finance Company, LLC                                      05-60269-BRL                    --
CCFC Project Equipment Finance Company One, LLC                          05-60271-BRL                    --
Celtic Power Corporation                                                 05-60273-BRL                    --
CES GP, LLC                                                              05-60218-BRL                    --
CGC Dighton, LLC                                                         05-60274-BRL                    --
Channel Energy Center, LP                                                05-60275-BRL             4,185,865
Channel Power GP, LLC                                                    05-60276-BRL                    --
Channel Power, LP                                                        05-60277-BRL                    --
Clear Lake Cogeneration Limited Partnership                              05-60278-BRL             1,251,779
CogenAmerica Asia Inc.                                                   05-60372-BRL                    --
CogenAmerica Parlin Supply Corp.                                         05-60383-BRL                    --
Columbia Energy LLC                                                      05-60440-BRL                 6,168
Corpus Christi Cogeneration L.P.                                         05-60441-BRL             2,660,897
CPN 3rd Turbine, Inc.                                                    05-60443-BRL                 1,432
CPN Acadia, Inc.                                                         05-60444-BRL                    --
CPN Berks Generation, Inc.                                               05-60445-BRL                    --
CPN Berks, LLC                                                           05-60446-BRL                    --
CPN Bethpage 3rd Turbine, Inc.                                           05-60448-BRL                 1,111
CPN Cascade, Inc.                                                        05-60449-BRL                    --
CPN Clear Lake, Inc.                                                     05-60287-BRL                    --
CPN Decatur Pipeline, Inc.                                               05-60290-BRL                    --
CPN East Fuels, LLC                                                      05-60476-BRL                    --
CPN Energy Services GP, Inc.                                             05-60209-BRL                    --
CPN Energy Services LP, Inc.                                             05-60210-BRL                    --
CPN Freestone, LLC                                                       05-60293-BRL                    --
CPN Funding, Inc.                                                        05-60296-BRL                    25
CPN Morris, Inc.                                                         05-60301-BRL                    --
CPN Oxford, Inc.                                                         05-60303-BRL                    --
CPN Pipeline Company                                                     05-60309-BRL                86,311
CPN Pleasant Hill Operating, LLC                                         05-60312-BRL                    --
CPN Pleasant Hill, LLC                                                   05-60317-BRL                    --
CPN Power Services GP, LLC                                               05-60321-BRL                    --
CPN Power Services, LP                                                   05-60292-BRL                    --
CPN Pryor Funding Corporation                                            05-60300-BRL                 2,471
CPN Telephone Flat, Inc.                                                 05-60306-BRL                 7,609
Decatur Energy Center, LLC                                               05-60313-BRL                    --
Deer Park Power GP, LLC                                                  05-60363-BRL                    --
Deer Park Power, LP                                                      05-60370-BRL                    --
Delta Energy Center, LLC                                                 05-60375-BRL               555,430
Dighton Power Associates Limited Partnership                             05-60382-BRL                 4,445
East Altamont Energy Center, LLC                                         05-60386-BRL                    --
Fond du Lac Energy Center, LLC                                           05-60412-BRL                    --
Fontana Energy Center, LLC                                               05-60335-BRL                    --
Freestone Power Generation LP                                            05-60339-BRL             3,630,223
GEC Bethpage Inc.                                                        05-60347-BRL                    --
Geothermal Energy Partners, LTD., a California limited partnership       05-60477-BRL                    --
Geysers Power Company II, LLC                                            05-60358-BRL                    --
Geysers Power I Company                                                  05-60389-BRL                    --
Goldendale Energy Center, LLC                                            05-60390-BRL                 2,353
Hammond Energy LLC                                                       05-60393-BRL                    --
Hillabee Energy Center, LLC                                              05-60394-BRL                 4,576
Idlewild Fuel Management Corp.                                           05-60397-BRL                    --
JMC Bethpage, Inc.                                                       05-60362-BRL                    --
KIAC Partners                                                            05-60366-BRL             5,468,986
Lake Wales Energy Center, LLC                                            05-60369-BRL                    --
Lawrence Energy Center, LLC                                              05-60371-BRL                    --
Lone Oak Energy Center, LLC                                              05-60403-BRL                   228
Los Esteros Critical Energy Facility, LLC                                05-60404-BRL                10,430
Los Medanos Energy Center LLC                                            05-60405-BRL                 2,724
Magic Valley Gas Pipeline GP, LLC                                        05-60407-BRL                    --
Magic Valley Gas Pipeline, LP                                            05-60408-BRL                    --
Magic Valley Pipeline, L.P.                                              05-60332-BRL                    --
MEP Pleasant Hill, LLC                                                   05-60334-BRL                    --
Moapa Energy Center, LLC                                                 05-60337-BRL                    --
Mobile Energy L L C                                                      05-60344-BRL                 2,457
Modoc Power, Inc.                                                        05-60346-BRL                    --
Morgan Energy Center, LLC                                                05-60353-BRL               468,545
Mount Hoffman Geothermal Company, L.P.                                   05-60361-BRL                    --
Mt. Vernon Energy LLC                                                    05-60376-BRL                    --
NewSouth Energy LLC                                                      05-60381-BRL                14,179
Nissequogue Cogen Partners                                               05-60388-BRL                53,109

                              - TABLE CONTINUES -

                            Legal Entity                                  Case Number         Disbursements
------------------------------------------------------------------       ------------         -------------
Northwest Cogeneration, Inc.                                             05-60336-BRL                    --
NTC Five, Inc.                                                           05-60463-BRL                    --
NTC GP, LLC                                                              05-60350-BRL                    --
Nueces Bay Energy LLC                                                    05-60356-BRL                    --
O.L.S. Energy-Agnews, Inc.                                               05-60374-BRL               829,526
Odyssey Land Acquisition Company                                         05-60367-BRL                    --
Pajaro Energy Center, LLC                                                05-60385-BRL                    --
Pastoria Energy Center, LLC                                              05-60387-BRL                    --
Pastoria Energy Facility L.L.C.                                          05-60410-BRL               393,738
Philadelphia Biogas Supply, Inc.                                         05-60421-BRL                    --
Phipps Bend Energy Center, LLC                                           05-60395-BRL                    --
Pine Bluff Energy, LLC                                                   05-60396-BRL               413,979
Power Investors, L.L.C.                                                  05-60398-BRL                    --
Power Systems MFG., LLC                                                  05-60399-BRL             4,588,363
Quintana Canada Holdings, LLC                                            05-60400-BRL                    --
RockGen Energy LLC                                                       05-60401-BRL                 7,238
Rumford Power Associates Limited Partnership                             05-60467-BRL                10,077
Russell City Energy Center, LLC                                          05-60411-BRL                30,119
San Joaquin Valley Energy Center, LLC                                    05-60413-BRL                   217
Skipanon Natural Gas, LLC                                                05-60415-BRL                    --
South Point Energy Center, LLC                                           05-60417-BRL             1,255,963
South Point Holdings, LLC                                                05-60419-BRL                    --
Stony Brook Cogeneration, Inc.                                           05-60422-BRL                    --
Stony Brook Fuel Management Corp.                                        05-60428-BRL             1,952,283
Sutter Dryers, Inc.                                                      05-60430-BRL                    --
TBG Cogen Partners                                                       05-60432-BRL                 2,339
Texas City Cogeneration, L.P.                                            05-60434-BRL             1,739,569
Texas Cogeneration Company                                               05-60435-BRL                    --
Texas Cogeneration Five, Inc.                                            05-60436-BRL                    --
Texas Cogeneration One Company                                           05-60437-BRL                    --
Thermal Power Company                                                    05-60438-BRL                    --
Thomassen Turbine Systems America, Inc.                                  05-60354-BRL                84,894
Tiverton Power Associates Limited Partnership                            05-60357-BRL                 2,376
Towantic Energy, L.L.C.                                                  05-60364-BRL                    95
VEC Holdings, LLC                                                        05-60365-BRL                    --
Venture Acquisition Company                                              05-60368-BRL                    --
Vineyard Energy Center, LLC                                              05-60373-BRL                    --
Wawayanda Energy Center, LLC                                             05-60378-BRL                    --
Whatcom Cogeneration Partners, L.P.                                      05-60468-BRL                    --
Zion Energy LLC                                                          05-60380-BRL                 3,014
                                                                                              -------------

   Total                                                                                      $ 429,192,134
                                                                                              =============

                                   SCHEDULE VI
                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE No. 05-60200 (Jointly Administered)
                 DEBTOR'S STATEMENT REGARDING INSURANCE POLICIES
             For the Period from January 1, 2006 to January 31, 2006


     All insurance policies are fully paid for the current period, including amounts owed for workers' compensation and disability insurance.